UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2012

EL PASO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building 1001 Louisiana Street Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 420-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 30, 2012, Wachtell, Lipton, Rosen & Katz issued an opinion as to certain tax matters in connection with the proposed acquisition of El Paso Corporation (“El Paso”) by Kinder Morgan, Inc. A copy of the opinion is attached hereto as Exhibit 8.1 and is incorporated herein by reference.

A form of election form for registered holders of El Paso common stock and a form of election form for holders of equity awards denominated in El Paso common stock granted under certain El Paso equity compensation plans, in each case to be used by such holders to make elections with respect to the form of merger consideration to be issued in respect of such shares and equity awards in connection with the proposed acquisition of El Paso by Kinder Morgan, Inc., are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

8.1	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters, signed January 30, 2012.

99.1	Form of Election Form for holders of El Paso common stock.

99.2	Form of Election Form for holders of equity awards denominated in El Paso common stock granted under certain El Paso equity compensation plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2012	EL PASO CORPORATION

	By:	/s/ John R. Sult
		Name:	John R. Sult
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

8.1	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters, signed January 30, 2012.

99.1	Form of Election Form for holders of El Paso common stock.

99.2	Form of Election Form for holders of equity awards denominated in El Paso common stock granted under certain El Paso equity compensation plans.